UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2007

Commission File Number 0-33215

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	87-0617371
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number.)

257 East 200 South, Suite 340, Salt Lake City, Utah
(Address of principal executive offices)

84111
(Zip code)

(801) 746-3700
(Registrant’s Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 28, 2007, Balykshi LLP (“Balykshi”), a wholly-owned subsidiary of Caspian Real Estate Limited (“CREL”), which is a wholly-owned subsidiary of Caspian Services, Inc. (the “Company”) entered into a First Amendment to Loan Agreement between Balykshi and European Bank for Reconstruction and Development (“First Amendment”) to the Loan Agreement between the same parties, which was first executed on December 21, 2006, as reported in our Annual Report on Form 10-KSB, filed with the U.S. Securities and Exchange Commission on January 16, 2007. A copy of the Loan Agreement was filed as an exhibit to said Annual Report.

Pursuant to the First Amendment, European Bank for Reconstruction and Development (“EBRD”) has agreed to increase the amount of the loans under the Loan Agreement from $24,000,000 to $32,000,000. Under the First Amendment the Company will continue to act as guarantor of the loans. Rather than require Balykshi to obtain a loan from a second party in the amount of $25,000,000, the parties have agreed that the Company will increase its investment in Balykshi from $15,000,000 to $29,810,000 and EBRD will make an equity investment in Balykshi in the amount of $10,000,000 to fund marine base development activities. Funding of the loan and the equity investment are contingent upon, and shall not occur until such time as, the Company meets this obligation. Additional information regarding the terms and conditions of the First Amendment may be gleaned from the First Amendment a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K.

Also on June 28, 2007, Balykshi entered into the Investment Agreement among Balykshi and EBRD (the “Investment Agreement”). Pursuant to the Investment Agreement, EBRD shall acquire a 22% ownership interest in Balykshi in exchange for a $10,000,000 equity investment in Balykshi. As with the Loan Agreement, the obligation of EBRD to make such investment is contingent upon the Company providing $29,810,000 funding to Balykshi.

Upon investment by the Company of the required funding to Balykshi, EBRD shall place in escrow $10,000,000 subject to customary closing requirements, including re-registration of Balykshi with the Republic of Kazakhstan to reflect the acquisition by EBRD of a 22% interest in Balykshi. Should Balykshi fail to apply for re-registration within 14 days of the funds being placed in escrow, or should re-registration not occur within 60 days of the funds being placed in escrow, EBRD may terminate the Investment Agreement and require return of the funds from the escrow agent.

EBRD may suspend or cancel the Investment Agreement prior to re-registration for several reasons, including but not limited to: i) the Company failing to provide the necessary funding within the first anniversary of the signing of the Investment Agreement; ii) the occurrence of an event that could have a material adverse effect upon the business, operations or financial condition of Balykshi, CREL or the Company; or iii) the Board of Governors of EBRD determining that access to the Republic of Kazakhstan of EBRD assets should be suspended or modified. EBRD shall have no liability to Balykshi as a result of such suspension or cancellation.

The Investment Agreement prohibits Balykshi from engaging in any activities that would be dilutive to EBRD from the date of the Investment Agreement until such time as EBRD shall acquire its interest in Balykshi or the parties shall terminate the Investment Agreement.

Additional information regarding the terms and conditions of the Investment Agreement may be gleaned from the First Amendment a copy of which is filed as Exhibit 10.02 to this Current Report on Form 8-K.

Statements contained in this Current Report on Form 8-K include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results expressed or implied by such forward-looking statements not to occur or be realized. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “project”, “expect”, “believe”, “estimate”, “anticipate”, “contemplate”, “propose”, “intend”, “continue” or similar terms, variations of those terms or the negatives of those terms or other variations of those terms or comparable words or expressions.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.01	First Amendment to Loan Agreement between Balykshy L.L.P. and European Bank for Reconstruction and Development

Exhibit 10.02	Investment Agreement among Balykshy L.L.P. and European Bank for Reconstruction and Development

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Dated: July 5, 2007	By:	/s/ Laird Garrard
Laird Garrard, Chief Executive Officer

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